                                                                     EXHIBIT 5.2

                           [DOW, LOHNES & ALBERTSON
                   A Professional Limited Liability Company
                                  LETTERHEAD]

                                 June 24, 1996



Teleport Communications Group Inc.
One Teleport Drive
Staten Island, New York  10311-1011

Ladies and Gentlemen:

     We refer to (i) the Registration Statement on Form S-1 (File No. 333-3850) (the "Equity Registration Statement") filed by Teleport Communications Group Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), shares of the Company's Class A Common Stock, par value $0.01 per share, and (ii) the Registration Statement on Form S-1 (File No. 333-3984) (the "Debt Registration Statement") filed by the Company with the Commission for the purpose of registering under the Securities Act the Company's Senior Notes due 2006 and Senior Discount Notes due 2007 (the Equity Registration Statement and the Debt Registration Statement being referred to collectively herein as the "Registration Statements"). All capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Registration Statements.

     We have acted as special Federal Communications Commission ("FCC") counsel to the Company in connection with the Registration Statements. As special FCC counsel, in this opinion we address only matters within the jurisdiction of the FCC under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC (collectively, the "Communications Act"). Amendments to the Communications Act include the Telecommunications Act of 1996 (the "1996 Act"). We do not express opinions herein concerning any laws other than the Communications Act. Our opinions are limited strictly to the matters stated herein and no opinions may be inferred or are implied beyond the matters expressly stated herein.

     Acting as special FCC counsel, we have reviewed the proposed Reorganization of the Company as described in the Registration Statements. Based upon our analysis of the Communications Act and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the 1996 Act does not limit the acquisition of any of the partnership interests contemplated to be acquired in the Reorganization.

John W. Thomson, Esq.
Teleport Communications Group Inc.
June 24, 1996
Page 2



     With respect to questions of fact regarding the assumptions above, we have relied, without independent inquiry or verification by us, upon the representations of the Company regarding the Reorganization. We have not been retained or engaged to perform, nor have we performed, any independent review or investigation of any agreements to which the Company may be subject, nor have we made any independent investigation as to the existence of facts, if any, which could materially affect the above assumptions.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statements and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statements (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to this firm and this opinion under "Risk Factors -- Federal and State Regulation" and "Business --Government Regulation -- Telecommunications Act of 1996" contained in the prospectuses filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

     The opinions set forth herein are as of the date hereof. We assume no obligation to advise you of changes which may hereafter be brought to our attention. Our opinions are based on statutory and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule, judicial interpretation or government policy which may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of further changes in our opinion.

     This opinion is furnished to you in connection with the Registration Statements and, except for the submission of it as an Exhibit to the Registration Statements, is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or for any other purpose without our prior written consent.

                                             Very truly yours,

                                             DOW, LOHNES & ALBERTSON



                                             By: /s/ Timothy J. Kelley
                                                --------------------------------
                                                      Timothy J. Kelley,
                                                            Member